FOURTH AMENDED AND RESTATED ARTICLES OF
                       INCORPORATION OF MORTGAGE.COM, INC.


         This corporation was incorporated on September 3, 1993, under the name First Mortgage Network, Inc. Pursuant to Section 607.1007, Florida Business Corporation Act, the Board of Directors approved the amendments to and the restatement of the articles of incorporation (including the addendum thereto) as of May 27, 1999. Approval of the amendments by stockholders of the Corporation's Common Stock and Special Preferred Stock (Northern California Division) was not required. Holders of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, each voting as a separate class, approved the amendments as of May 27, 1999. In each case in which a voting group was required to approve the amendments, the number of votes cast for the amendments by such voting group was sufficient for approval of the amendments.

         The Articles of Incorporation of Mortgage.com, Inc. (including the addendum thereto) are hereby amended and restated in their entirety as follows:

                                    ARTICLE 1
                                NAME AND ADDRESS

         Section 1.1 Name. The name of the corporation is Mortgage.com, Inc. (the "Corporation").

         Section 1.2 Address. The address of the principal office of the Corporation is 8751 Broward Boulevard, Fifth Floor, Plantation, Florida 33324.

                                    ARTICLE 2
                                    DURATION

         Section 2.1 Duration. The term of existence of the Corporation is perpetual.

                                    ARTICLE 3
                                     PURPOSE

         Section 3.1 Purpose. The Corporation is organized for the purpose of transacting any and all lawful business permitted under the laws of the United States and of the State of Florida.


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                                    ARTICLE 4
                                  CAPITAL STOCK

         Section 4.1 Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is forty-five million (45,000,000) shares divided in classes as follows:

                           (a) Fifteen million (15,000,000) shares of Preferred Stock having a par value of $0.01 per share and which may be issued in one or more classes or series as further described in Section 4.2; and

                           (b) Thirty million (30,000,000) shares of Common Stock having a par value of $0.01 per share and having the voting and other rights described in Section 4.3.

All such shares shall be issued fully paid and nonassessable.

         Section 4.2 Preferred Stock.
         ----------------------------

                           (a) Blank-Check Preferred. The Board of Directors is authorized to provide for the issuances of the Preferred Stock in one or more classes and in one or more series within a class by filing the appropriate Articles of Amendment with the Secretary of State of Florida, which shall be effective without shareholder action, subject to Section 4.2.6 hereof, and is authorized to establish the number of shares to be included in each class and in each series, and the preferences, limitations and relative rights of each class and in each series, including but not limited to dividend, liquidation, voting, redemption and conversion rights. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions.

                           (b) Designation. Notwithstanding the foregoing, there are hereby outlined seven series of Preferred Stock, designated "Special Preferred Stock (Northern California Division)" (the "Special Preferred"), the "Series A Preferred Stock" (the "Series A Preferred"), the "Series B Preferred Stock" (the "Series B Preferred"), the "Series C Preferred Stock" (the "Series C Preferred"), the "Series D Preferred Stock" (the "Series D Preferred"), the "Series E Preferred Stock" (the "Series E Preferred"), and the "Series F Preferred Stock" (the "Series F Preferred"). The Special Preferred shall consist of one thousand (1,000) shares, the Series A Preferred shall consist of two hundred twenty five thousand, two hundred and twenty five (225,225) shares, the Series B Preferred shall consist of one million, one hundred seventy one thousand one hundred ninety one (1,171,191) shares, the Series C Preferred shall consist of one million one hundred seven thousand (1,107,000) shares, the Series D Preferred shall consist of one million three

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         hundred fifty thousand (1,350,000) shares, the Series E Preferred shall consist of seven hundred fifty-one thousand (751,000) shares and the Series F shall consist of two hundred fifty-one thousand (251,000) shares. The relative preferences, rights, and limitations of the Special Preferred are set forth in Addendum 1 hereto. The relative preferences, rights, and limitations of the Series A Preferred, Series
         B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred are set forth herein.

         Section 4.2.1 Dividends.
         ------------------------

                           (a) Dividend Amounts. The holders of Series A Preferred shall be entitled to receive dividends in the same amount per share as shall be paid to holders of Common Stock, when, if and to the extent dividends shall be paid to holders of Common Stock. The holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rates per share of $0.66, $0.90, $1.38, $7.20, and $7.20, respectively. The dividend rights of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall be on parity. The dividend rights of the Series A Preferred shall be junior to the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred.

                           (b) Computation of Cumulative Dividends. Dividends on the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall accrue from day to day on each share of such series from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid
         (i) if, as and when declared by the Board of Directors of the Corporation, (ii) upon liquidation, dissolution or winding up of the Corporation pursuant to Section 4.2.2 hereof, (iii) upon conversion pursuant to Section 4.2.4 hereof (unless cancelled pursuant to the last sentence of the immediately following paragraph) or (iv) upon redemption pursuant to Section 4.2.5 hereof.

                           All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred. Such dividends on the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Corporation's Common Stock, the Series A Preferred, the Special Preferred (except with


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

         respect to dividends on the Special Preferred payable solely out of Net Profits (as defined in the designation of the Special Preferred attached hereto as Addendum 1)) or any other class or series of capital stock of the Corporation designated in the future to be junior to the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred. Upon the conversion of all shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred under Section 4.2.4(e)(i) hereof or upon the conversion of any such shares in anticipation of a liquidation, dissolution or winding up of the Corporation pursuant to
         Section 4.2.2 hereof or in anticipation of a Qualified Public Offering, all such accrued and unpaid cumulative dividends on such shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred to and until the date of such conversion shall be canceled and shall not be due and payable.

                           (c) Restrictions on Distributions. Except as otherwise consented to by the holders of at least a majority of the then outstanding shares of Series B Preferred (voting as a separate class), the holders of at least a majority of the then outstanding shares of Series C Preferred (voting as a separate class), the holders of at least a majority of the then outstanding shares of Series D Preferred (voting as a separate class), the holders of at least a majority of the then outstanding shares of Series E Preferred (voting as a separate class), and the holders of at least a majority of the then outstanding shares of the Series F Preferred (voting as a separate class) the Corporation shall not declare or pay any dividends, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock (or any rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary of the Corporation to do any of the foregoing.

                           Notwithstanding the foregoing, subsidiaries of the Corporation may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing herein contained shall prevent the Corporation from (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with the provisions of the Special Preferred, the Superior Bank Purchase and Sale Agreement (as defined in the Series B Stock Purchase Agreement dated as of March 29, 1996 as it may be amended, referred to herein as the "Series B Purchase Agreement") or the conversion letter agreement dated May 29, 1998 between the Corporation and certain Purchasers (as defined in the Series B Purchase Agreement); and (iii) complying with any specific provision of the terms of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred, as set forth herein (including, without limitation, redemption of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred in accordance with their terms).

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

                           (d) Participating Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), each holder of shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall be entitled to the amount of dividends as would be declared payable on the largest number of whole shares of Common Stock into which such shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred held by such holder could be converted pursuant to the provisions of Section 4.2.4 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend, on a parity with the Common Stock and Series A Preferred.

         Section 4.2.2 Liquidation, Dissolution or Winding Up.
         -----------------------------------------------------

                           (a) Series A Preferred. Cash and property distributable to stockholders upon liquidation of the Corporation remaining after distribution of any liquidation preferences to any other series of the Corporation's Preferred Stock shall be distributed pro rata to the holders of Series A Preferred and the holders of Common Stock on a share for share basis; provided, however, that the shares of Series A Preferred shall be entitled to a liquidation preference over the Common Stock of $4.44 per share, so that in the event the cash and property distributable to the holders of the Series A Preferred upon liquidation of the Corporation, based on a pro rata distribution to all holders of Series A Preferred and all holders of Common Stock, shall be less than $4.44 per share, the distribution to the holders of the Series A Preferred shall be increased to the extent required to cause such holders to receive $4.44 per share, and the distribution to the holders of Common Stock shall be proportionately reduced to the extent necessary to give effect to such liquidation preference.

                           (b) Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock, Series A Preferred, or Special Preferred (except for distributions or payments made to holders of the Special Preferred Stock which are limited to the Liquidation Price (as defined in the designation of the Special Preferred attached herein as Addendum 1)) or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred with respect to liquidation preferences, the holders of each such share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F

         Preferred shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), an amount equal to the sum of:

                                    (i) in priority to any other distributions
                           of available assets after providing for the liquidation preference of the Special Preferred with respect to assets of the Northern California Division, $5.50, $7.50, $11.50, $60.00, and $60.00
                           per share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred, respectively, plus all accrued but unpaid dividends thereon, whether or not earned or declared up to and including the date full payment shall be tendered to the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred, respectively, with respect to such liquidation, dissolution or winding up; plus

                                    (ii) after payment from available assets
                           under subsection (i) above, an amount equal to the amount per share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred, respectively, as would have been payable (after reducing the Available Assets by the distribution provided for in (i) above and after providing for the liquidation preference of the Series A Preferred over the Common Stock) had each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred (but, with respect to the Series E Preferred, only if clause (B) below does not apply), and all other outstanding shares of any class or series of capital stock of the Corporation, if any, which are convertible into Common Stock and which are senior to the Common Stock with respect to liquidation preferences, been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up.

                           The rights of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall be on parity in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency.

                           Notwithstanding the foregoing,

                           (A) if the amount payable per share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred under subsection (ii) above (without making the distribution described in subsection (i) above) would exceed $16.50, $16.50, $34.50, $60.00 or $60.00 respectively, then the holders of each share of

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

         the series of Preferred Stock which exceeded such applicable number shall only be entitled to be paid pursuant to subsection (ii) above; and

                           (B) if the amount payable per share of Series E Preferred or Series F Preferred under subsection (ii) above (without making the distribution provided for in subsection (i) above) would be less than or equal to $60.00, then the holder of each share of the Series E Preferred or Series F Preferred shall only be entitled to be paid pursuant to subsection (i) above.

                           The amounts set forth above and throughout this
         Section 4.2.2(b) shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

                           If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred the full amount to which they otherwise would be entitled to receive under subsection (i) above, the holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts to which they would otherwise be entitled to receive upon liquidation if all liquidation preference dollar amounts owing to the holders of such insufficiently paid stock were paid in full.

                           If at any time or from time to time there shall be a capital reorganization of the Common Stock, or a merger or consolidation of the Corporation with or into another corporation, unless the Corporation shall be the surviving corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person or entity, or any form of business combination or reorganization in which Control of the Corporation is transferred (a "Reorganization"), such Reorganization shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.2.2(b); provided, however, that each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred shall have the right to elect the benefits of the provisions of Section 4.2.4(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 4.2.2(b). "Control" shall be deemed to have been transferred in a transaction or series of transactions in which any person, or group of related persons, shall have acquired beneficial ownership of more than 25% of the Common Stock of the Corporation (assuming all rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for or purchase or


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         otherwise acquire shares of Common Stock ("Common Stock Equivalents")
         have been fully exercised or converted) or of substantially all of the assets of the Corporation.

                           Whenever the distribution provided for in this
         Section 4.2.2(b) shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata with respect to each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred in accordance with the liquidation preference amounts described in this Section 4.2.2(b). In the event of any dispute between the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred and the Corporation regarding the determination of the fair market value of non-cash distributions, at the election of the holders of at least a majority of the then outstanding shares of the disputing series (voting as a separate class), the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved by the holders of at least a majority of the then outstanding shares of that disputing class (voting as a separate class) to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Corporation.

         Section 4.2.3 Voting Power.
         ---------------------------

                           (a) Series A Preferred. Except as otherwise required by law, the holders of Series A Preferred and the holders of Common Stock shall vote together as a single voting group and not separately by class on all matters required by Florida law to be approved by the Stockholders, with the holders of Series A Preferred having one vote for each share of such series held by them and the holders of Common Stock having one vote for each share of such class held by them.

                           (b) Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred. Except as otherwise expressly provided in this Section 4.2.3(b), or as otherwise required by law, each holder of Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred could be converted, pursuant to the provisions of
         Section 4.2.4 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this Section 4.2.3(b) or Section 4.2.6 hereof or as otherwise required by law or under the Articles of Incorporation, the holders of shares of Series A Preferred, Series B Preferred,

         Series C Preferred, Series D Preferred, Series E Preferred, and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                           Any holder or affiliated group of holders which owns an aggregate of 363,000 or more shares of Series B Preferred and/or Series C Preferred shall be entitled to elect one director (all such directors shall be collectively referred to herein as the "Series B Directors"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of any such holder or affiliated group of holders shall be necessary for there to be a quorum for the election of the Series B Directors.

                           Any Series B Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holder or affiliated group of holders (or their successors and assigns) which elected such director (voting as a separate class). A vacancy in a seat held by any Series B Director shall be filled by vote or written consent of any holder or affiliated group of holders which owns an aggregate of 363,000 or more outstanding shares of Series B Preferred and/or Series C Preferred which is not currently represented by a Series B Director present in person at any meeting (calculated after the determination of a quorum) or by written consent.

                           Without the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred (voting as a separate class) and Series C Preferred (voting as a separate class), the number of directors of the Corporation shall not exceed ten in number.

                           Holders of a majority of the outstanding shares of Series D Preferred shall be entitled to elect one director (the "Series D Director"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of any such holders of a majority of the outstanding shares of the Series D Preferred shall be necessary for there to be a quorum for the election of the Series D Director. Any Series D Director may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of a majority of the holders of the Series D Preferred. A vacancy in a seat held by any Series D Director shall be filled by vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred present in person at any meeting (after the determination of a quorum) or by written consent.

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

                           (c) Series F Preferred. Except as otherwise required
by law, or as provided in Section 4.2.6 hereof, no holder of Series F Preferred shall be entitled to vote on matters submitted to the stockholders of the Corporation.

         Section 4.2.4 Conversion Rights.
         --------------------------------

                           (a) General. Subject to and in compliance with the provisions of this Section 4.2.4, all shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock and all shares of the Series F Preferred may, at the option of any holder, be converted at any time and from time to time into an equal number of fully-paid non-assessable shares of Series E Preferred. The Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall be automatically converted into fully-paid and non-assessable shares of Common Stock upon a Qualified Public Offering, as defined herein. The number of shares of Common Stock to which a holder of the Series A Preferred shall be entitled to receive upon conversion shall be equal to the number of shares of Series A Preferred so converted by the holder. The number of shares of Common Stock to which a holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred shall be entitled to receive upon conversion shall be the product obtained by multiplying the respective Applicable Conversion Rates (determined as provided in Section 4.2.4(b)) by the number of shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred being converted at any time.

                           (b) Applicable Conversion Rate. The conversion rate in effect at any time for the Series B Preferred (the "Series B Applicable Conversion Rate"), Series C Preferred (the "Series C Applicable Conversion Rate"), Series D Preferred (the "Series D Applicable Conversion Rate"), Series E Preferred (the "Series E Applicable Conversion Rate"), and Series F Preferred (the "Series F Applicable Conversion Rate") shall be the quotient obtained by dividing 5.50, 7.50, 11.50, 60.00, or 60.00 respectively, by the Series B
         Applicable Conversion Value, Series C Applicable Conversion Value, the Series D Applicable Conversion Value, the Series E Applicable Conversion Value, or Series F Applicable Conversion Value, respectively, each calculated as provided in Section 4.2.4(c).

                           (c) Applicable Conversion Value. The Series B Applicable Conversion Value, Series C Applicable Conversion Value, the Series D Applicable Conversion Value, the Series E Applicable Conversion Value and Series F Applicable Conversion Value in effect from time to time, shall be $5.50 (the "Series B Applicable Conversion Value"), $7.50 (the "Series C Applicable Conversion Value"), $11.50 (the "Series D Applicable Conversion Value"), $60.00 (the "Series E Applicable Conversion Value"), or $60.00 (the


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

         "Series F Applicable Conversion Value") respectively, except as adjusted in accordance with Section 4.2.4(d) hereof.

                           (d) Adjustments to Respective Applicable Conversion
                           ---------------------------------------------------
         Value of Series B Preferred, Series C Preferred, Series D Preferred,
         --------------------------------------------------------------------
         Series E Preferred and Series F Preferred.
         ------------------------------------------

                                            (i) (A) Upon Dilutive Issuances of
                           Common Stock or Common Stock Equivalents. Except as hereinafter provided, if the Corporation shall, (i) while there are any shares of Series B Preferred, Series C Preferred, or Series D Preferred outstanding, or, (ii) with respect to the Series E Preferred or the Series F Preferred, after May 5, 1999 (whether or not there are shares of Series E Preferred or Series F Preferred outstanding), issue or sell shares of its Common Stock or Common Stock Equivalents (as defined in Section 4.2.2(b) without consideration or at a price per share less than the respective Series B, Series C, Series D, Series E or Series F Applicable Conversion Values in effect immediately prior to such issuance or sale (a "Diluting Issue"), and, as to Series D Preferred, if such Diluting Issue shall occur on or after May 30, 1999, or, as to Series E Preferred or Series F Preferred, if such Diluting Issue shall occur on or after September 30, 1999, then in each such case the Series B, Series C, Series D, Series E or Series F Applicable Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Applicable Conversion Value by a fraction:

                                            (1) the numerator of which shall be
                                    (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the Applicable Conversion Value then in effect), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued in such Diluting Issue, would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, and

                                            (2) the denominator of which shall
                                    be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common

                                    Stock Equivalents (calculated on a
                                    fully-diluted basis assuming the exercise or conversion of all then presently exercisable options, warrants, purchase rights or convertible securities whose exercise or conversion price is less than the Applicable Conversion Value then in effect), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued in such Diluting Issue.

                           However, as to Series D Preferred, if such Diluting Issue shall occur on or prior to May 29, 1999, or, as to Series E Preferred or Series F Preferred, if such Diluting Issue shall occur after May 5, 1999, but on or prior to September 29, 1999, then in each such case, the Series D Applicable Conversion Value, the Series E Applicable Conversion Value, or the Series F Applicable Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to the price per share at which such Diluting Issue was issued.

                           The provisions of this paragraph 4.2.4(d)(i)(A) as they may apply to the Series B Preferred may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of at least a majority of the then outstanding shares of the Series B Preferred (voting as a separate class). The provisions of this paragraph 4.2.4(d)(i)(A) as they may apply to the Series C Preferred may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of at least a majority of the then outstanding shares of Series C Preferred (voting as a separate class). The provisions of this paragraph 4.2.4(d)(i)(A), as they may apply to the Series D Preferred, may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred (voting as a separate class). The provisions of this paragraph 4.2.4(d)(i)(A), as they may apply to the Series E Preferred, may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of at least a majority of the then outstanding shares of Series E Preferred or the Series F Preferred and of the then outstanding securities of the Company which are convertible into Series E Preferred (voting together as a separate class). The provisions of this paragraph 4.2.4(d)(i)(A) as they apply to the Series F Preferred, may be waived in any instance (without the necessity of convening any meeting of the stockholders of the Corporation) upon the written agreement of at least a majority of the then outstanding shares of the Series F Preferred (voting as a separate class).

                           (i) (B) Additional Rules with Respect to Common Stock
                  Equivalents:

                                            (1)      TREATMENT OF COMMON STOCK
                                    EQUIVALENTS. For the purposes of this
                                    Section 4.2.4(d)(i), the issuance of any Common Stock Equivalent shall be deemed an issuance of Common Stock with respect to adjustments in the respective Applicable Conversion Values if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the respective Applicable Conversion Values in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the respective Applicable Conversion Value shall be made under this
                                    Section 4.2.4(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                                            (2) ADJUSTMENTS FOR CANCELLATION OR
                                    EXPIRATION OF COMMON STOCK EQUIVALENTS.
                                    Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased or increased from time to time, then, upon the effectiveness of each such change, the respective Applicable Conversion Values will be that which would have been obtained (x) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (y) had the adjustments made to the respective Applicable Conversion Values since the date of issuance of such Common Stock Equivalents been made to such Applicable Conversion Value as adjusted pursuant to clause (x) above. Any adjustment of the respective Applicable Conversion Values with respect to this Section 4.2.4(d)(i) which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Corporation at a price per share at or less than the original purchase price, so that the respective Applicable Conversion Values effective immediately upon such cancellation or expiration shall be equal to the respective Applicable Conversion Values that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                                            NET CONSIDERATION PER SHARE. For
                                    purposes of this paragraph 4.2.4(d)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                                                     (a) The "Net Consideration
                                            Per Share" shall mean the amount
                                            equal to the total amount of
                                            consideration, if any, received by
                                            the Corporation for the issuance of
                                            such Common Stock Equivalents, plus
                                            the minimum amount of consideration,
                                            if any, payable to the Corporation
                                            upon exercise, or conversion or
                                            exchange thereof, divided by the
                                            aggregate number of shares of Common
                                            Stock that would be issued if all
                                            such Common Stock Equivalents were
                                            exercised, exchanged or converted.

                                                     (b) The "Net Consideration
                                            Per Share" which may be received by
                                            the Corporation shall be determined
                                            in each instance as of the date of
                                            issuance of Common Stock Equivalents
                                            without giving effect to any
                                            possible future upward price
                                            adjustments or rate adjustments
                                            which may be applicable with respect
                                            to such Common Stock Equivalents.

                                            (i) (C) Stock Dividends for Holders
                           of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for no consideration, except for (1) dividends payable in shares of Common Stock payable pro rata to holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred to holders of any other class of stock (whether or not paid to holders of any other class of stock), or
                           (2) with respect to the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred dividends payable in shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred; provided, however that holders of any shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred shall be entitled to receive in lieu of such Series B Preferred, Series C Preferred, Series D Preferred, Series E

                           Preferred, or Series F Preferred shares, the shares of Common Stock for which the shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred are then convertible.

                                            (i) (D) Issuances for Consideration
                           Other than Cash. For purposes of this Section 4.2.4(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this
                           Section 4.2.4(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred and the Corporation regarding the determination of fair market value, on the request of the holders of at least a majority of the then outstanding shares of such disputing series (voting as a separate class), the Corporation shall engage a consulting firm or investment banking firm, selected by the Board of Directors and approved by the holders of at least a majority of the outstanding shares of such disputing series (voting as a separate class), to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Corporation.

                                            (i) (E) Exceptions to Anti-Dilution
                           Adjustments. This Section 4.2.4(d)(i) shall not apply with respect to (1) any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), (2) 3,000,000 shares of Common Stock, or options exercisable therefor, issued or to be issued under an incentive stock option plan of the Corporation and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (3) shares of Common Stock issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Special Preferred Stock (Northern California Division) or the 12% Senior Subordinated Convertible Note due May 5, 2001 (the "May 5, 2001 Note"), shares of Series E Preferred Stock issuable upon conversion of the May 5, 2001 Note, and shares of Series E Preferred issued upon conversion of the Series F Preferred, (4) 6,000 shares of Common Stock issuable upon exercise of the warrants held by Frank Trifeletti and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (5) 247,500 shares of Common Stock issuable upon exercise of warrants held by the former holders of the

                           Corporation's 14% Subordinated Debentures and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (6) 400,000 shares of Common Stock issuable upon exercise of warrants held by Superior Bank, FSB, pursuant to a Sale and Marketing Agreement dated as of April 28, 1995, as amended, between the Corporation and Superior Bank, FSB and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (7) 25,000 shares of Common Stock issuable upon exercise of options held by John Buscema and Glen Letizia, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (8) shares of Common Stock issuable in conversion of the interests of John Tomko, Jason Massey and Dennis Brunelle in the Realeads Group pursuant to an Agreement for the Operation of First Realty Network, Inc. dated as of December 5, 1996, as amended, (9) 109,728 shares of Common Stock issuable upon exercise of warrants held by FirstMN, LLC (other than as a former holder of the Corporation's 14% Subordinated Debentures), and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (10) 92,436 shares of Common Stock issuable upon exercise of warrants held by Raymond James & Associates, Inc. and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (11) 50,000 shares of Common Stock issuable upon exercise of warrants held by former holders of 12% Senior Subordinated Convertible Notes dated August 31, 1997, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (12) 66,667 shares of Common Stock issuable upon exercise of warrants held by former holders of 12% Senior Subordinated Convertible Notes dated January 30, 1998, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (13) warrants to purchase 100,000 shares of Common Stock issuable pursuant to the Agreement and Plan of Merger dated January 28, 1998, between the Corporation and RM Holdings, Inc., any shares of Common Stock issuable upon the exercise of such warrants, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (14) 6,668 shares of Common Stock issuable upon the exercise of warrants held by holders of 12% Senior Subordinated Notes dated February 9, 1999, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (15) 53,344 shares of Common Stock issuable upon the exercise of warrants held by holders of 12% Senior

                           Subordinated Notes dated February 26, 1999, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (16) 20,004 shares of Common Stock issuable upon the exercise of warrants held by holders of 12% Senior Subordinated Notes dated April 18, 1999, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (17) 4,000 shares of Common Stock issuable upon exercise of warrants held by Mortgage Loan Specialists, Inc. and First Capital Corporation of Los Angeles, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (18) 36,000 shares of Common Stock issuable upon the exercise of warrants held by Richard A. Swartz, Michael E. Rubin and Samuel S. Perlman and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (19) 18,650 shares of Series D Preferred Stock issuable upon the exercise of warrants held by Dominion Fund III and Dominion Capital Management, L.L.C., any shares of Common Stock issuable upon conversion of the Series D Preferred Stock received upon exercise of such warrants and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (20) shares of Common Stock required to be issued under the Domain Name Assignment Agreement dated as of January 1, 1999, between the Company and Credit.com, LLC and (21) shares of Common Stock or Common Stock Equivalents required to be issued pursuant to rights of first offer contained in the Series B Preferred Stock Purchase Agreement dated as of March 29, 1996, as amended, among the Corporation and the "Purchasers" listed therein as a result of the issuance of the shares identified in items (1) through (21) of this Section 4.2.4(d)(i)(E).

                                            (i) (F) Additional Stock Purchase
                           Requirement. This Section 4.2.4(d)(i) shall cease to apply to all shares of Series B Preferred held by a particular holder who, at the time of a Diluting Issue does not purchase its pro-rata share (determined on the basis of its proportional interest in the Corporation based on the number of shares of Common Stock held by such holder (including for purposes of such determination the number of shares of Common Stock issuable upon conversion of the Series B Preferred or conversion or exercise of other Common Stock Equivalents)) of such Diluting Issue (the "Additional Stock Purchase Requirement"). The Additional Stock Purchase Requirement shall apply only with respect to Diluting Issues in which the holders of Series B Preferred Stock are afforded the right to participate to the extent of their respective Additional Stock Purchase Requirements and do not waive their right to participate at the request of the Corporation. The adjustment provided in this Section 4.2.4(d)(i) shall not be made with respect to such shares either in the case of the Diluting Issue in which such holder fails to satisfy the Additional Stock Purchase Requirement or any subsequent Diluting Issue occurring after such holder has failed to satisfy the Additional Stock Purchase Requirement (without regard to who owns such shares at such time). Any holder of a share of Series B Preferred shall be entitled, at any time upon written request to the Corporation, to receive a statement from the Corporation setting forth the Series B Applicable Conversion Value then in effect with respect to such shares and stating whether or not such shares would be entitled to adjustment of such Series B Applicable Conversion Value under this
                           Section 4.2.4(d)(i) in the event of a subsequent Diluting Issue.

                           (d) (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the respective Applicable Conversion Values and all other conversion values set forth in Section 4.2.4(d)(i) above shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the respective Applicable Conversion Values by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The respective Applicable Conversion Values, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                           An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

                           (e) Automatic Conversion Upon Qualified Public Offering or Election of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

                               (i) Automatic Conversion. In the event that --

                                            (A) as to the Series A Preferred,
                           Series B Preferred, Series C Preferred and Series D Preferred immediately upon the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock for the account of the Corporation in which the aggregate price paid for such shares by the public is equal to or greater than $20,000,000 and in which the price per share of Common Stock paid by the public equals or exceeds 300% of the Series D Applicable Conversion Value (initially $11.50, adjusted for Extraordinary Common Stock Events) (a "Qualified Public Offering");

                                            (B) as to the Series E Preferred and
                           the Series F Preferred, immediately upon the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock for the account of the Corporation in which the aggregate price paid for such shares by the public is equal to or greater than $20,000,000 and in which the price per share of Common Stock paid by the public equals or exceeds 120% of the Series E Applicable Conversion Value (initially $60.00, adjusted for Extraordinary Common Stock Events) (a "Qualified Public Offering");

                                            (C) as to the Series A Preferred,
                           Series B Preferred, Series C Preferred, Series E Preferred, and Series F Preferred immediately upon the approval of the holders of at least 50% of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series E Preferred, and Series F Preferred, respectively, set forth in a written notice to the Corporation and all record holders of such electing series of an election by the Series A Preferred, Series B Preferred, Series C Preferred, Series E Preferred, or Series F Preferred to convert the respective electing series into Common Stock; or

                                            (D) as to the Series D Preferred,
                           immediately upon approval of the holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred set forth in a written notice to the Corporation and all record holders of Series D Preferred, of an election to convert the Series D Preferred into Common Stock;

         then all outstanding shares of the converting series shall be converted automatically into the number of shares of Common Stock into which such shares of the respective series are then convertible pursuant to
         Section 4.2.4 hereof, all as of the closing and consummation of such Qualified Public Offering, or the stated date of approval of such holders of the respective series, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                                    (ii) Surrender of Certificates Upon
                           Automatic Conversion. Upon the occurrence of the conversion event specified in the immediately preceding subparagraph (i), the holders of the series of converting stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the series so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of the series being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                           (f)      Dividends to Holders of Common Stock.
                                    -------------------------------------

                                    (i) As to the holders of Series B Preferred
                           and Series C Preferred. As to the holders of the Series B Preferred and Series C Preferred only, in the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or
                           (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred and Series C Preferred shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable upon conversion, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred or Series C Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 4.2.4(i) below), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 4.2.4 with respect to the rights of the holders of the Series B Preferred or Series C Preferred.

                                    (ii) As to the holders of Series D Series E
                           Preferred and Series F Preferred. As to the holders of Series D Preferred, Series E Preferred, and Series F Preferred in the event the Corporation shall make or issue or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or
                           (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series D Preferred, Series E Preferred and Series F Preferred shall receive at the time of such distribution the number of securities or such other assets of the Corporation which they would have received had their Series D Preferred, Series E Preferred and Series F Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 4.2.4(i) below), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 4.2.4 with respect to the rights of the holders of the Series D Preferred, Series E Preferred and Series F Preferred.

                           (g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4.2.4, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           (h) Certificate as to Adjustments: Notice by
         Corporation. In each case of an adjustment or readjustment of the respective Applicable Conversion Rates, the Corporation at its expense will furnish each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Within 90 days of the end of each fiscal year of the Corporation, the Corporation at its expense will furnish each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred so affected with a certificate prepared by the independent public accountants to the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                           (i) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares, including, in the case of the Series F Preferred, an indication of whether the Series F Preferred is to be converted into Series E Preferred or Common Stock. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Stock issuable upon the conversion of such shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred in accordance with the provisions of this Section 4.2.4, and cash, as provided in Section 4.2.4(j), in respect of any fraction of a share of Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred shall cease and the person(s) in whose name(s) any certificate(s) for shares of Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Stock represented thereby.

                           (j) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred, the Corporation shall pay to the holder of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred, which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date or the date of the closing of the Qualified Public Offering, as applicable. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred being converted at any one time by any holder thereof, not upon each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred being converted.

                           (k) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, such number of its shares of Common Stock (and, in the case of Series F Preferred, such number of its shares of Series E Preferred) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred (including any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred represented by any warrants, options, subscription or purchase rights for Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred), and if at any time the number of authorized but unissued shares of Common Stock (or Series E Preferred, as the case may be) shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred (including any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred), the

         Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Series E Preferred, as the case may be) to such number of shares as shall be sufficient for such purpose.

                           (l) No Reissuance of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred. No share or shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. Upon any of the foregoing events, the Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred.

         Section 4.2.5 Redemption.
         -------------------------

                           (a) Redemption Dates. At the prior written request of the holders of at least a majority of the then outstanding shares of Series B Preferred (voting separately as a class), given no later than 90 days prior to a Redemption Date (as defined below), the Corporation may redeem on the Redemption Date specified in such written request, at any time on or after June 30, 2001, June 30, 2002 and June 30, 2003 (each a "Redemption Date") the percentage of shares of Series B Preferred specified in such written request; provided that the aggregate percentage of shares of Series B Preferred to be redeemed by the Corporation, including all shares of Series B Preferred redeemed prior thereto pursuant to this Section 4.2.5 shall not exceed the following percentages:


                                          Percentage of Series B Preferred
                    Earliest          (on a cumulative basis within the series)
                Redemption Date                 Which May Be Redeemed
                ---------------                 ---------------------

                  June 30, 2001                         33%
                  June 30, 2002                         67%
                  June 30, 2003                        100%


                           At the prior written request of at least a majority of the then outstanding shares of Series C Preferred (voting separately as a class) given no later than 90 days prior to a Redemption Date, the Corporation may redeem on the Redemption Date specified in such written request, at any time on or after any Redemption Date the percentage of shares of Series C Preferred specified in such written request; provided that the aggregate percentage of shares of Series C Preferred to be redeemed by the Corporation, including all shares of Series C Preferred redeemed prior thereto pursuant to this Section 4.2.5 shall not exceed the following percentages:


                                          Percentage of Series C Preferred
                    Earliest          (on a cumulative basis within the series)
                Redemption Date                 Which May Be Redeemed
                ---------------                 ---------------------

                  June 30, 2001                         33%
                  June 30, 2002                         67%
                  June 30, 2003                        100%


                           At the prior written request of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred (voting separately as a class) given no later than 90 days prior to a Redemption Date, the Corporation may redeem on the Redemption Date specified in such written request, at any time on or after any Redemption Date the percentage of shares of Series D Preferred specified in such written request; provided that the aggregate percentage of shares of Series D Preferred to be redeemed by the Corporation, including all shares of Series D Preferred redeemed prior thereto pursuant to this Section 4.2.5 shall not exceed the following percentages:


                                          Percentage of Series D Preferred
                    Earliest          (on a cumulative basis within the series)
                Redemption Date                 Which May Be Redeemed
                ---------------                 ---------------------

                  June 30, 2001                         33%
                  June 30, 2002                         67%
                  June 30, 2003                        100%


                           At the prior written request of at least a majority of the then outstanding shares of Series E Preferred (voting separately as a class) given no later than 90 days prior to a Redemption Date, the Corporation may redeem on the Redemption Date specified in such written request, at any time on or after any Redemption Date the percentage of shares of Series E Preferred specified in such written request; provided that the aggregate percentage of shares of Series E Preferred to be redeemed by the Corporation, including all shares of Series E Preferred redeemed prior thereto pursuant to this Section 4.2.5 shall not exceed the following percentages:


                                          Percentage of Series E Preferred
                    Earliest          (on a cumulative basis within the series)
                Redemption Date                 Which May Be Redeemed
                ---------------                 ---------------------

                  June 30, 2001                         33%
                  June 30, 2002                         67%
                  June 30, 2003                        100%

                           At the prior written request of at least a majority of the then outstanding shares of Series F Preferred (voting separately as a class) given no later than 90 days prior to a Redemption Date, the Corporation may redeem on the Redemption Date specified in such written request, at any time on or after any Redemption Date the percentage of shares of Series F Preferred specified in such written request; provided that the aggregate percentage of shares of Series F Preferred to be redeemed by the Corporation, including all shares of Series F Preferred redeemed prior thereto pursuant to this Section 4.2.5 shall not exceed the following percentages:


                                          Percentage of Series F Preferred
                    Earliest          (on a cumulative basis within the series)
                Redemption Date                 Which May Be Redeemed
                ---------------                 ---------------------

                  June 30, 2001                         33%
                  June 30, 2002                         67%
                  June 30, 2003                        100%

                           (b) Redemption Price: Payment. The redemption price for each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred, redeemed pursuant to this Section 4.2.5 shall be $5.50, $7.50, $11.50, $60.00 or $60.00, per share respectively, plus all accrued but unpaid dividends thereon, whether or not earned or declared up to and including the applicable Redemption Date (respectively, the "Series B Redemption Price", "Series C Redemption Price", "Series D Redemption Price", "Series E Redemption Price" and "Series F Redemption Price"). The Corporation shall pay the respective Redemption Prices on the Redemption Dates in cash.

                           (c) Equitable Adjustment. The respective Redemption Prices set forth in this Section 4.2.5 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred.

                           (d) Redemption Notice. If the Corporation has received from the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred, the written notice set forth in Section 4.2.5(a) above, at least 45 days prior to the Redemption Date to which such written notice relates, written notice (hereinafter referred to as the "Redemption Notice") may be mailed, certified mail, return receipt requested, by the Corporation to each holder of record of such series which is to be redeemed, at its address shown on the records of the Corporation: provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect the remedies of the holders of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred set forth in Section 4.2.5(h). The Redemption Notice shall contain the following information:

                                    (i) the number of shares of Series B
                           Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred held by such holder which such holder may elect to have redeemed pursuant to its option under this Section 4.2.5;

                                    (ii) the Redemption Date and the respective
                           Redemption Price; and

                                    (iii) that the holder is to surrender to the
                           Corporation, at the places and times designated therein, its certificate or certificates representing the shares of the series to be redeemed.

                           (e) Surrender of Certificates. Each holder of shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the places and times designated in the Redemption Notice, and thereupon the respective Redemption Price shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be canceled and retired.

                           (f) Dividends and Conversion after Redemption. Each share to be redeemed shall retain all of its respective rights and privileges until such share is actually redeemed in cash, including, without limitation, the dividend rights of Section 4.2.1 herein, the liquidation preferences of Section 4.2.2(b) herein, the conversion rights of Section 4.2.4 herein and the voting rights of Section 4.2.3(b) and Section 4.2.6 herein.

                           (g) Insufficient Funds. If the funds of the Corporation legally available for redemption on any Redemption Date are insufficient to redeem the number of shares of Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred to be so redeemed on such date, the holders of shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such date were redeemed in full. The shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F

         Preferred not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

                           (h) Failure to Redeem. In the event the Corporation has chosen to not redeem any shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred in accordance with this Section 4.2.5 on any Redemption Date (each a "Redemption Failure"), the holders of at least a majority of the then outstanding shares of Series B Preferred (voting as a separate class), the holders of at least a majority of the then outstanding shares of Series C Preferred (voting as a separate class), the holders of at least a majority of the then outstanding shares of Series D Preferred (voting as a separate class), the holders of at least a majority of the then outstanding shares of Series E Preferred (voting as a separate class), or the holders of at least a majority of the then outstanding shares of Series F Preferred (voting as a separate class), may elect in writing to have the respective Applicable Conversion Values of the unredeemed shares of such series requested to be redeemed on such Redemption Date lowered as of the Determination Date (as hereinafter defined) and on each anniversary thereof by an amount equal to the product of the respective Applicable Conversion Value in effect at such time multiplied by .20. Within 30 days of such election (a "Determination Date"), the Corporation shall either (a) pay the appropriate Redemption Price in cash on such Determination Date, (b) consent in writing to the lowering of the respective Applicable Conversion Value effective on such Determination Date or (c) agree to use its best efforts to solicit proposals for a sale of the business of the Corporation at a price acceptable to the holders of such electing series. If the Corporation elects option (c) above, then the Corporation shall solicit proposals for the sale of the business of the Corporation, and shall within 30 days of the Determination Date, at its expense, retain an investment banking firm of national reputation, approved in writing by the holders of at least a majority of the then outstanding shares of each such electing series (each voting as a separate class) to assist it in such efforts. The Corporation shall provide prompt written notice to the holders of each such electing series of each proposal received by it specifying the terms of such proposal in reasonable detail subject to receipt of their written agreement to maintain such proposal as confidential and not to disclose the same without the written consent of the Corporation. If the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of each such electing series (each voting as a separate class) directing the Corporation to consummate the sale of the business of the Corporation pursuant to a specific proposal or if the Corporation shall have received an offer to sell the business of the Corporation for a price per share of Common Stock (assuming conversion of all Common Stock Equivalents), equal to 120% of the Series E Applicable Conversion Value (prior to the adjustments provided in Section 4.2.5 hereof), the Corporation shall take all appropriate action and use its best efforts to consummate the sale of the business of the Corporation in accordance with such proposal. Notwithstanding the Corporation's efforts to sell, if the sale of the business of the Corporation does not occur within 6 months of such Determination Date, then the respective Applicable

         Conversion Values of each series shall be lowered in accordance with this subsection effective on such Determination Date. It is understood, however, that the Corporation's obligations pursuant to this subsection shall cease and terminate if the Corporation shall have made all requested payments in full and otherwise redeemed all shares of such series requested to be redeemed. This Section 4.2.5 shall constitute the exclusive remedy of the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred in connection with a Redemption Failure.

                           (i) Duration. The rights of the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred under this Section 4.2.5 shall expire upon a Qualified Public Offering.

         Section 4.2.6 Restrictions and Limitations. The Corporation shall not take any corporate action or otherwise amend its Articles of Incorporation or Bylaws without the approval by vote or written consent of the holders of at least a majority of the then outstanding Series B Preferred, Series C Preferred, Series E Preferred and Series F Preferred (each voting as a separate class) and at least two-thirds (2/3) of the then outstanding shares of Series D Preferred, each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred Stock, or Series F Preferred to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of the respective series or materially adversely affect the rights of the holders of the respective series.

                           (a) Series B Preferred. Without limiting the generality of the preceding sentence, the Corporation will not amend its Articles of Incorporation or take any other corporate action without the approval of the holders of at least a majority of the then outstanding Series B Preferred, voting separately as a single class, if such amendment or corporate action would:

                                    (i) cause or authorize the Corporation to
                           redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section
                           4.2.1 or Section 4.2.5 hereof; or

                                    (ii) authorize, create or issue, or obligate
                           the Corporation to authorize, create or issue, additional shares of any security senior to or on a parity with the Series B Preferred; or

                                    (iii) reduce the amount payable to the
                           holders of Series B Preferred upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                    (iv) adversely affect the liquidation
                           preferences, dividend rights, voting rights or redemption rights of the holders of Series B Preferred; or

                                    (v) cancel or modify the conversion rights
                           of the holders of Series B Preferred provided for in
                           Section 4.2.4 herein; or

                                    (vi) provide for the voluntary liquidation,
                           dissolution, recapitalization or winding up of the Corporation; or

                                    (vii) cause or authorize the Corporation to
                           pay any dividend with respect to any class of stock ranking junior to or on a parity with the Series B Preferred other than any dividend consisting solely of shares of any class of capital stock paid to the holders of shares of such class of capital stock, dividends payable with respect to the Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred (provided that the Series B Preferred participates on a pro rata basis in such dividend) and dividends on the Special Preferred payable solely out of Net Profits (as defined in the designation of the Special Preferred attached as Addendum 1); or

                                    (viii) sell, transfer or encumber any assets
                           (including mortgage loans) other than in the ordinary course of business, or as security for bank debt, or remarketing and sales of used equipment in excess of $50,000; or

                                    (ix) cause or authorize, or obligate itself
                           to cause to authorize any Reorganization.

                           (b) Series C Preferred. Without limiting the generality of the first sentence of this Section, the Corporation will not amend its Articles of Incorporation or take any other corporate action without the approval of the holders of at least a majority of the then outstanding shares of Series C Preferred, voting separately as a single class, if such amendment of corporate action would:

                                    (i) cause or authorize the Corporation to
                           redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share of shares of equity securities of the Corporation other than as provided for in Section
                           4.2.1 or Section 4.2.5 hereof; or

                                    (ii) authorize, create or issue, or obligate
                           the Corporation to authorize, create or issue, additional shares of any security senior to or on a parity with the Series C Preferred; or

                                    (iii) reduce the amount payable to the
                           holders of Series C Preferred upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                    (iv) adversely affect the liquidation
                           preferences, dividend rights, voting rights or redemption rights of the holders of Series C Preferred; or

                                    (v) cancel or modify the conversion rights
                           of the holders of Series C Preferred provided for in
                           Section 4.2.4 herein; or

                                    (vi) provide for the voluntary liquidation,
                           dissolution, recapitalization or winding up of the Corporation; or

                                    (vii) cause or authorize the Corporation to
                           pay any dividend with respect to any class of stock ranking junior to or on a parity with the Series C Preferred, other than any dividend consisting solely of shares of any class of capital stock paid to the holders of shares of such class of capital stock, the dividend payable with respect to the Series B Preferred, Series D Preferred, Series E Preferred and Series F Preferred (provided that Series C Preferred participates on a pro rata basis in such dividend), and dividends on the Special Preferred payable solely out of Net Profits (as defined in the designation of the Special Preferred attached as Addendum 1); or

                                    (viii) sell, transfer or encumber any assets
                           (including mortgage loans) other than in the ordinary course of business, or as security for bank debt, or remarketing and sales of used equipment in excess of $50,000; or

                                    (ix) cause or authorize, or obligate itself
                           to cause to authorize, any Reorganization.

                           (c) Series D Preferred. Without limiting the generality of the first sentence of this Section, the Corporation will not amend its Articles of Incorporation or take any other corporate action without the approval of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred, voting separately as a single class, if such amendment or corporate action would:

                                    (i) cause or authorize the Corporation to
                           redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share of shares of equity securities of the Corporation other than as provided for in Section
                           4.2.1 or Section 4.2.5 hereof; or

                                    (ii) authorize, create or issue, or obligate
                           the Corporation to authorize, create or issue, additional shares of Series D Preferred or additional shares of any security senior to or on a parity with the Series D Preferred; or

                                    (iii) reduce the amount payable to the
                           holders of Series D Preferred upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                    (iv) adversely affect the liquidation
                           preferences, dividend rights, voting rights or redemption rights of the holders of Series D Preferred; or

                                    (v) cancel or modify the conversion rights
                           of the holders of Series D Preferred provided for in
                           Section 4.2.4 herein; or

                                    (vi) provide for the voluntary liquidation,
                           dissolution, recapitalization or winding up of the Corporation; or

                                    (vii) cause or authorize the Corporation to
                           pay any dividend with respect to any class of stock ranking junior to or on a parity with the Series D Preferred, other than any dividend consisting solely of shares of any class of capital stock paid to the holders of shares of such class of capital stock, the dividend payable with respect to the Series B Preferred, Series C Preferred, Series E Preferred and Series F Preferred (provided that Series D Preferred participates on a pro rata basis in such dividend), and dividends on the Special Preferred payable solely out of Net Profits (as defined in the designation of the Special Preferred attached as Addendum 1); or

                                    (viii) sell, transfer or encumber any assets
                           (including mortgage loans) other than in the ordinary course of business, or as security for bank debt, or remarketing and sales of used equipment in excess of $50,000; or

                                    (ix) result in a merger or consolidation of
                           the Corporation with or into another corporation, unless the Corporation shall be the surviving corporation, or would result in the sale of all or substantially all of the Corporation's capital stock or assets to any other person or entity; or

                                    (x) cause or allow any direct or indirect
                           subsidiary of the Corporation to issue any security to any person or entity other than the Corporation or an entity wholly-owned by the Corporation.

                           (d) Series E Preferred. Without limiting the generality of the first sentence of this Section, the Corporation will not amend its Articles of Incorporation or take any other corporate action without the approval of the holders of at least a majority of the then outstanding shares of Series E Preferred, voting separately as a single class, if such amendment or corporate action would:

                                    (i) cause or authorize the Corporation to
                           redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share of shares of equity securities of the Corporation other than as provided for in Section
                           4.2.1 or Section 4.2.5 hereof; or

                                    (ii) authorize, create or issue, or obligate
                           the Corporation to authorize, create or issue, additional shares of Series E Preferred or additional shares of any security senior to or on a parity with the Series E Preferred; or

                                    (iii) reduce the amount payable to the
                           holders of Series E Preferred upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                    (iv) adversely affect the liquidation
                           preferences, dividend rights, voting rights or redemption rights of the holders of Series E Preferred; or

                                    (v) cancel or modify the conversion rights
                           of the holders of Series E Preferred provided for in
                           Section 4.2.4 herein; or

                                    (vi) provide for the voluntary liquidation,
                           dissolution, recapitalization or winding up of the Corporation; or

                                    (vii) cause or authorize the Corporation to
                           pay any dividend with respect to any class of stock ranking junior to or on a parity with the Series E Preferred, other than any dividend consisting solely of shares of any class of capital stock paid to the holders of shares of such class of capital stock, the dividend payable with respect to the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred (provided that Series E Preferred participates on a pro rata basis in such dividend), and dividends on the Special Preferred payable solely out of Net Profits (as defined in the designation of the Special Preferred attached as Addendum 1); or

                                    (viii) sell, transfer or encumber any assets
                           (including mortgage loans) other than in the ordinary course of business, or as security for bank debt, or remarketing and sales of used equipment in excess of $50,000; or

                                    (ix) result in a merger or consolidation of
                           the Corporation with or into another corporation, unless the Corporation shall be the surviving corporation, or would result in the sale of all or substantially all of the Corporation's capital stock or assets to any other person or entity; or

                                    (x) cause or allow any direct or indirect
                           subsidiary of the Corporation to issue any security to any person or entity other than the Corporation or an entity wholly-owned by the Corporation.

                  (e) Series F Preferred. Without limiting the generality of the first sentence of this Section, the Corporation will not amend its Articles of Incorporation or take any other corporate action without the approval of the holders of at least a majority of the then outstanding shares of Series F Preferred, voting separately as a single class, if such amendment or corporate action would:

                                    (i) cause or authorize the Corporation to
                           redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share of shares of equity securities of the Corporation other than as provided for in Section
                           4.2.1 or Section 4.2.5 hereof; or

                                    (ii) authorize, create or issue, or obligate
                           the Corporation to authorize, create or issue, additional shares of Series F Preferred or additional shares of any security senior to or on a parity with the Series F Preferred; or

                                    (iii) reduce the amount payable to the
                           holders of Series F Preferred upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                    (iv) adversely affect the liquidation
                           preferences, dividend rights, voting rights or redemption rights of the holders of Series F Preferred; or

                                    (v) cancel or modify the conversion rights
                           of the holders of Series F Preferred provided for in
                           Section 4.2.4 herein; or

                                    (vi) provide for the voluntary liquidation,
                           dissolution, recapitalization or winding up of the Corporation; or

                                    (vii) cause or authorize the Corporation to
                           pay any dividend with respect to any class of stock ranking junior to or on a parity with the Series F Preferred, other than any dividend consisting solely of shares of any class of capital stock paid to the holders of shares of such class of capital stock, the dividend payable with respect to the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred (provided that Series F Preferred participates on a pro rata basis in such dividend), and dividends on the Special Preferred payable solely out of Net Profits (as defined in the designation of the Special Preferred attached as Addendum 1); or

                                    (viii) sell, transfer or encumber any assets
                           (including mortgage loans) other than in the ordinary course of business, or as security for bank debt, or remarketing and sales of used equipment in excess of $50,000; or

                                    (ix) result in a merger or consolidation of
                           the Corporation with or into another corporation, unless the Corporation shall be the surviving corporation, or would result in the sale of all or substantially all of the Corporation's capital stock or assets to any other person or entity; or

                                    (x) cause or allow any direct or indirect
                           subsidiary of the Corporation to issue any security to any person or entity other than the Corporation or an entity wholly-owned by the Corporation.

                           (f) Additional Provision for Series D Preferred. As to the Series D Preferred, the Corporation shall not take any corporate action without the approval by vote or written consent of Intuit Inc. if such corporate action would cause or authorize, or obligate itself to cause or authorize, any Reorganization with any entity identified in Appendix C of that certain Distribution, Marketing, Facilities and Services Agreement dated as of May 29, 1998, between the Corporation and Intuit Lender Services Inc. ("Services Agreement"); provided, however, that this paragraph shall not apply to any such transactions to be effected at a time when Intuit Inc. holds less than 50,000 shares of the outstanding shares of Series D Preferred, as adjusted for stock dividends, subdivisions or combinations, or at any time following termination of the Services Agreement.

         Section 4.2.7 No Dilution or Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred from time to time outstanding.

         Section 4.2.8 Notices of Record Date. In the event of:
         -------------------------------------

                           (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                           (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

                           then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 20 days prior to the date specified in such notice on which such action is to be taken.

         Section 4.2.9 Hart-Scott-Rodino. To the extent that any conversion of the Series F Preferred would be required at a time when a holder thereof would be required to first comply with the Premerger Notification requirements of the Hart-Scott-Rodino Antitrust Improvement Act, as amended, the effective date for such conversion shall be deferred until such compliance can be accomplished.

         Section 4.3 Common Stock. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.

         Section 4.3.1 Voting Rights. Except as otherwise required by law, holders of Common Stock and holders of Series A Preferred shall vote together as a single voting group and not separately by class on all matters required by Florida law to be approved by the stockholders, with the holders of Common Stock having one vote for each share of such class held by them and the holder of the Series A Preferred having one vote for each share of such series held by them.

                                    ARTICLE 5
                           REGISTERED OFFICE AND AGENT

         Section 5.1 Registered Office and Agent. The street address of the registered office of the Corporation is 8751 Broward Boulevard, Fifth Floor, Plantation, Florida 33324, and the name of the registered agent of the Corporation at that address is Seth S. Werner.

         IN WITNESS WHEREOF, the undersigned Senior Vice President has executed these Amended and Restated Articles of Incorporation as of this 27th day of May, 1999.


                                                  By: /s/ Edwin Johnson
                                                     ---------------------------
                                                     Edwin Johnson
                                                     Senior Vice President
                                                     Mortgage.com, Inc.

                         ACCEPTANCE BY REGISTERED AGENT
                              OF MORTGAGE.COM, INC.

         Having been named to accept service of process for the above-stated corporation, at the place designated in the above Restated Articles of Incorporation, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties. I am familiar with and I accept the obligations of a registered agent.


                                                        By: /s/ Seth S. Werner
                                                           ---------------------
                                                           Seth S. Werner
                                                           Registered Agent

                                                        Date: May 3, 1999
                                                             -------------------

                    ADDENDUM 1 TO FOURTH AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       of

                          FIRST MORTGAGE NETWORK, INC.


            DESIGNATION OF THE PREFERENCES, RIGHTS AND LIMITATIONS OF

                             SPECIAL PREFERRED STOCK
                 (NORTHERN CALIFORNIA DIVISION), $.01 PAR VALUE

         The Board of Directors, by authority expressly conferred upon it by
Section 4.2 of the Articles of Incorporation, as amended ("Articles of Incorporation"), adopted as of February 29, 1996 a resolution providing for an issue of a series of the Company's preferred stock to be designated Special Preferred Stock (Northern California Division), $.01 par value ("Special Preferred Stock"). The designation of the Special Preferred Stock was originally filed on April 9, 1996. Holders of the Series A Preferred Stock ratified and consented to such issuance as of December 31, 1996. No other shareholder consent was required.

         As of June 2, 1997, the Board of Directors adopted an amendment to the designation of the Special Preferred Stock which was approved by the holders of the Special Preferred Stock as of June 2, 1997 and was filed on July 3, 1997. No other shareholder consent was required with respect to the amendment.

         On October 18, 1998 and as of December 1, 1998, the Board of Directors adopted an amendment to the designation of the Special Preferred Stock which was approved by the holders of the Special Preferred Stock as of July 1, 1998, and by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of December 2, 1998. The amendment was filed December 18, 1998. No other shareholder consent was required with respect to the amendment.

         RESOLVED, that pursuant to the authority expressly granted to the Company's Board of Directors by Section 4.2 of the Articles of Incorporation, the Board of Directors establishes a series of the Company's preferred stock, $.01 par value per share, and hereby fixes the designation, the number of shares and relative rights, preferences and limitations thereof, as follows:

1.   Number of Shares; Designation of Series; Definitions.

     a. There shall be a series of the class of preferred stock, par value $0.01 per share (the "Preferred Stock"), of the Company, consisting of 1,000 shares designated "Special Preferred Stock (Northern California Division)" (hereinafter called this "Series") which has been issued pursuant to an agreement (the "Merger Agreement") with Western America

                              Page 1 to Addendum 1

Mortgage ("WAM") and Mason-McDuffie Real Estate, Inc. ("Mason-McDuffie") in which WAM was merged with and into the Company pursuant to the Florida Business Corporation Act, with the Company surviving. This Series shall rank senior to the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as to dividends (but only as to dividends from Net Profits) and senior to the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as to liquidation rights (but only as to liquidation of assets of the Division).

b. For the purposes of this Designation, the following terms shall have the following meanings:

         "Affinity Business" means the origination, processing and funding of mortgage loans, the source of which are members of an organization that has contracted with FMN to provide FMN products to such organization's members.

         "Board" means the Board of Directors of the Company, as it may be constituted from time to time.

         "Business Day" means a day on which the New York Stock Exchange is open for trading.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Common Value" means (i) before the closing date of the Initial Public Offering, the per share value of the Company's Common Stock as determined by an Independent Appraiser and (ii) after the closing date of the Initial Public Offering, the average closing price of the Company's Common Stock for the ten
(10) trading days immediately preceding the Post-IPO Conversion Date or Merger Conversion Date, as applicable.

         "Division" means the Company's Northern California Division.

         "Division Business" means all revenues and expenses (including without limitation, servicing revenues and expenses and revenues and expenses resulting from the sale of servicing rights) derived from (a) Retail Business where the majority of the underlying mortgaged real estate is situated in the Territory,
(b) Member Business where the majority of the underlying mortgaged real estate is situated in the Territory, (c) Affinity Business where the majority of the underlying mortgaged real estate is situated in the Territory and (d) all other business of any kind generated or referred by FMN or Mason-McDuffie, so long as approved by the Board and so long as handled by Division Employees, even if such business would be deemed to be outside of the Territory. Notwithstanding the foregoing, the operations of FMN or its Affiliates with respect to Intuit, Inc., Anytime Access, Openclose.com, SMART, Realeads U.S.A., Inc., RESULTS, Superior Bank, F.S.B., or First Realty Network, or any of their Affiliates, shall not be included as "Division Business."

                              Page 2 to Addendum 1

         "Division Employees" means FMN employees or individual independent contractors whose salaries and commissions are paid by the Division.

         "Expenses" means the expenses of the Division, determined in accordance with generally accepted accounting principles consistently applied.

         "Holder" or "Holders" means the holder or holders of record of shares of this Series.

         "Independent Appraiser" means an independent appraiser selected by the Holder and the Company to assess the value of the Division or the Common Stock, or any of them, as if the Division were being sold in its entirety, taking into consideration, among other things, the current financial performance of the Division, the circumstances triggering the need for such valuation, including the methods of valuation used in the transaction triggering such valuation, but without applying any discount for lack of control or lack of marketability.

         "Initial Public Offering" means the first fully underwritten, firm commitment public offering pursuant to an effective registration statement (other than any registration statement on Form S-4, Form S-8, or any successor form or other form not permitting registration of securities offered by selling security holders) under the Securities Act of 1933, as amended, covering the offer and sale by the Company of Common Stock which results in the Common Stock being traded on a national securities exchange, on NASDAQ or on a comparable system.

         "Liquidation Price" means 20% of the fair market value of the Division, at the enterprise level of value (as if the Division is not (and has never been) charged the "technology fee" identified as "Interco Technology Charge" on Appendix A to the Operating Agreement), as determined by an Independent Appraiser, multiplied by the percentage of the Series which remains outstanding.

         "Member Business" means the origination, processing and funding of mortgage loans referred to FMN by companies (typically mortgage brokers, home builders, realtors, banks and credit unions) that have executed a membership agreement or net branch agreement with FMN.

         "Net Profits" means the excess of Revenues over Expenses, determined in accordance with generally accepted accounting principles consistently applied, with adjustments to Revenues as described in Appendix A to the Operating Agreement. Net Profits shall be determined on a cumulative basis for all fiscal quarters (including portions thereof).

         "Offering Price" means that price per share at which a Initial Public Offering is made to the public.

         "Operating Agreement" means that certain Amended and Restated Operating Agreement for the Northern California Division dated as of July 1, 1998, between the Company and Mason-McDuffie Real Estate, Inc., and approved by John Hogan, as amended.

                              Page 3 to Addendum 1

         "Pipeline" means, as of any date, mortgage loans that have been originated and processed, but not closed, and which, if closed, would have appeared in the column designated "Center 51 - WAM" on the monthly statements of Net Profits required to be delivered by FMN to the Holder pursuant to Section 4.1(a)(2) of the Operating Agreement.

         "Preferred Value" means 20% of the fair market value of the Division, at the enterprise level of value (as if the Division is not (and has never been) charged the "technology fee" identified as "Interco Technology Charge" on Appendix A to the Operating Agreement), as determined by an Independent Appraiser, multiplied by the percentage of the Series which remains outstanding, then divided by the number of outstanding shares of this Series.

         "Redemption Price" means 20% of the fair market value of the Division, at the enterprise level of value (as if the Division is not (and has never been) charged the "technology fee" identified as "Interco Technology Charge" on Appendix A to the Operating Agreement), as determined by an Independent Appraiser, multiplied by the percentage of the Series which remains outstanding.

         "Registration Statement" shall have the meaning set forth in Section
3.a.

         "Retail Business" means the origination, processing and funding of mortgage loans originated by a Division Employee or by non-Division Employees.

         "Revenues" means the revenues of the Division (excluding the "technology fee" identified as "Interco Technology Charge" on Appendix A to the Operating Agreement), determined in accordance with generally accepted accounting principles consistently applied.

         "Territory" means that area of California lying north of Bakersfield as set forth in the map attached to the Operating Agreement, and such other places as the Board may designate from time to time with the consent of Mason-McDuffie Real Estate, Inc. FMN may not reduce the Territory without the consent of Mason-McDuffie Real Estate, Inc.

2.       Dividends.
         ----------

         The Holder will be entitled to receive, pro rata, when and as declared by the Board, out of funds legally available therefor, a dividend or distribution payable in cash no less frequently than on a quarterly basis, but such dividend shall not exceed 20% of the Net Profits attributable to the Division multiplied by the percentage of the Series which remains outstanding. The Holder will not be entitled to dividends or distributions from any sources other than those portions of Net Profits described herein.

3.       Conversion Rights.
         ------------------

         a. Upon Initial Public Offering. Upon the Initial Public Offering while any of the shares of this Series are outstanding, notice shall be given by registered mail, mailed not less than 60 days prior to the date the registration statement is expected to be filed with the Securities and Exchange Commission ("SEC"), to each Holder at such Holder's address as the

                              Page 4 to Addendum 1
same appears on the stock register of the Company. Each such notice will state:
1) the approximate date upon which the Company expects the registration statement will be filed with the SEC; and 2) that the Holder may, on the IPO Conversion Date (as defined herein), convert not more than 66% of its shares of this Series into shares of Common Stock of the Company in accordance with the following paragraph. Upon conversion, such converted shares of this Series will no longer be deemed to be outstanding and no longer have any voting or other rights (except only the right of the Holder to receive shares of Common Stock upon conversion).

         In order to convert shares of this Series into Common Stock pursuant to this Section 3(a), the Holder shall provide to the Company written notice that such Holder elects to convert that number of shares of this Series as is identified in such notice (not to exceed 66% of the shares of this Series owned by such Holder), and such notice shall be given by registered mail, mailed within 10 days after receipt of the notice required by the immediately preceding paragraph. Such notice will also state the name(s) and address(es) in which the Holder wishes the certificate(s) of Common Stock issuable upon conversion and will designate an Independent Appraiser. Upon receipt of such notice FMN shall also select an Independent Appraiser. Each of the Independent Appraisers selected by the Holder and FMN shall be instructed to complete the required appraisal of the Division within fifteen (15) days of his appointment. The Company and the Holder shall supply all information necessary to allow the appraisers to perform the appraisals. Following submission of the Independent Appraisers' reports to the Company and the Holder, the Company and the Holder shall have five (5) business days (an "Agreement Period") to agree on a valuation. If the Company and the Holder agree on a valuation, then the fair market value of the Division shall be set at such agreed upon figure, and the Holder's election to convert shall become irrevocable. If the Company and the Holder cannot so agree, the Holder shall have the option to rescind its election to convert the shares specified in its conversion notice, by delivering to the Company written notice of such rescission (by facsimile to the Chief Executive Officer of the Company, with receipt confirmed by telephone), no later than the first business day following the end of the Agreement Period. No partial rescission shall be permitted. If no rescission notice is timely delivered, the Holder's election to convert shall become irrevocable. The two Independent Appraisers submitting reports shall be instructed by the Holder and the Company, respectively, to immediately appoint a third Independent Appraiser to perform the valuation. The third Independent Appraiser shall be instructed to complete the required appraisal within fifteen (15) days of his appointment. The value of the Division or the Common Stock, as determined by the third appraiser, shall be final and binding upon the Company and the Holder, free of challenge or review in any court.

         Conversion will be deemed to have been effected as of the opening of business on the day on which the closing with respect to such Initial Public Offering is held, and such date is referred to herein as the "IPO Conversion Date." On the IPO Conversion Date, the Holder shall surrender the certificate(s) for the Preferred Stock being converted, endorsed if the Company so requires, or accompanied by appropriate instruments of transfer satisfactory to the Company, at the office of any transfer agent, at the principal offices of the Company, or at such other office designated by the Company. Each Holder will be entitled to receive for each share of this Series being converted that number of shares of Common Stock as is equal

                              Page 5 to Addendum 1
to the Preferred Value divided by the Offering Price. The Company shall issue and deliver to such Holder a certificate or certificates for the number of full shares of Common Stock to which any such Holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of the Common Stock on the IPO Conversion Date.

         b. After Initial Public Offering. The Holder shall have the option to provide written notice that the Holder elects to convert that number of shares of this Series as is identified in the notice (not to exceed 66% of the shares of this Series owned by such Holder), and such notice shall be given by registered mail, mailed no less than thirty days prior to the Post-IPO Conversion Date (defined below). Such notice will also state the name(s) and address(es) in which the Holder wishes the certificate(s) of Common Stock issuable upon conversion and will designate an Independent Appraiser. Upon receipt of such notice FMN shall also select an Independent Appraiser. Each of the Independent Appraisers selected by the Holder and FMN shall be instructed to complete the required appraisal of the Division within fifteen (15) days of his appointment. The Company and the Holder shall supply all information necessary to allow the appraisers to perform the appraisals. Following submission of the Independent Appraisers' reports to the Company and the Holder, the Company and the Holder shall have five (5) business days (an "Agreement Period") to agree on a valuation. If the Company and the Holder agree on a valuation, then the fair market value of the Division shall be set at such agreed upon figure, and the Holder's election to convert shall become irrevocable. If the Company and the Holder cannot so agree, the Holder shall have the option to rescind its election to convert the shares specified in its conversion notice, by delivering to the Company written notice of such rescission (by facsimile to the Chief Executive Officer of the Company, with receipt confirmed by telephone), no later than the first business day following the end of the Agreement Period. No partial rescission shall be permitted and no rescission shall extend the Post-IPO Conversion Date. If no rescission notice is timely delivered, the Holder's election to convert shall become irrevocable. The two Independent Appraisers submitting reports shall be instructed by the Holder and the Company, respectively, to immediately appoint a third Independent Appraiser to perform the valuation. The third Independent Appraiser shall be instructed to complete the required appraisal within fifteen (15) days of his appointment. The value of the Division or the Common Stock, as determined by the third appraiser, shall be final and binding upon the Company and the Holder, free of challenge or review in any court.

            Conversion pursuant to this Section 3b. will be deemed to have been effected as of the date set forth in the notice, which date shall be not later than 6 months after the day on which the closing with respect to the Initial Public Offering was held, and such date is referred to herein as the "Post-IPO Conversion Date." On the Post-IPO Conversion Date, the Holder shall surrender the certificate(s) for the Preferred Stock being converted, endorsed if the Company so requires, or accompanied by appropriate instruments of transfer satisfactory to the Company, at the office of any transfer agent, at the principal offices of the Company, or at such other office designated by the Company. Each Holder will be entitled to receive for each share of this Series being converted that number of shares of Common Stock as is equal to the Preferred Value divided by the Common Value. The Company shall issue and deliver to such Holder a certificate or certificates for the number of full shares of Common Stock to which

                              Page 6 to Addendum 1
any such Holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of the Common Stock on the Post-IPO Conversion Date.

         c. Upon Merger, Consolidation or Share Exchange. In the event the board of directors of the Company shall approve and recommend to its shareholders a transaction, such as a merger, consolidation, or share exchange, which upon approval of shareholders as required by law would result in a change of control of the Company, the Company shall provide notice of such transaction to the Holder (at such address as appears on the stock register of the Company) by registered mail, mailed not less than 60 days prior to the expected date of the closing of such transaction. Each notice shall state that the Holder may, on the Merger Conversion Date (as herein defined), convert not more than 66% of its shares of this Series into shares of Common Stock of the Company in accordance with the following paragraph. Upon conversion, such converted shares of this Series will no longer be deemed to be outstanding and no longer have any voting or other rights (except only the right of the Holder to receive shares of Common Stock upon conversion).

            In order to convert shares of this Series into Common Stock pursuant to this Section 3(c), the Holder shall provide to the Company written notice that such Holder elects to convert that number of shares of this Series as is identified in such notice (not to exceed 66% of the shares of this Series owned by such Holder), and such notice shall be given by registered mail, mailed within 10 days after receipt of the notice required by the immediately preceding paragraph. Such notice will also state the name(s) and address(es) in which the Holder wishes the certificate(s) of Common Stock issuable upon conversion and will designate an Independent Appraiser. Upon receipt of such notice FMN shall also select an Independent Appraiser. Each of the Independent Appraisers selected by the Holder and FMN shall be instructed to complete the required appraisals of the Division and the Common Stock (if necessary) within fifteen
(15) days of his appointment. The Company and the Holder shall supply all information necessary to allow the appraisers to perform the appraisals. Following submission of the Independent Appraisers' reports to the Company and the Holder, the Company and the Holder shall have five (5) business days (an "Agreement Period") to agree on a valuation. If the Company and the Holder agree on a valuation, then the fair market value of the Division shall be set at such agreed upon figure, and the Holder's election to convert shall become irrevocable. If the Company and the Holder cannot so agree, the Holder shall have the option to rescind its election to convert the shares specified in its conversion notice, by delivering to the Company written notice of such rescission (by facsimile to the Chief Executive Officer of the Company, with receipt confirmed by telephone), no later than the first business day following the end of the Agreement Period. No partial rescission shall be permitted. If no rescission notice is timely delivered, the Holder's election to convert shall become irrevocable. The two independent Appraisers submitting reports shall be instructed by the Holder and the Company, respectively, to immediately appoint a third Independent Appraiser to perform the valuation. The third Independent Appraiser shall be instructed to complete the required appraisal within fifteen
(15) days of his appointment. The value of the Division or the Common Stock, as determined by the third appraiser, shall be final and binding upon the Company and the Holder, free of challenge or review in any court.

                              Page 7 to Addendum 1

                  Conversion will be deemed to have been effected on the effective date of the merger, consolidation or share exchange, and such date is referred to herein as the "Merger Conversion Date." On the Merger Conversion Date, the Holder shall surrender the certificate(s) for the Preferred Stock being converted, endorsed if the Company so requires, or accompanied by appropriate instruments of transfer satisfactory to the Company, at the office of any transfer agent, at the principal offices of the Company, or at such other office designated by the Company. Each Holder will be entitled to receive for each share of this Series being converted that number of shares of Common Stock as is equal to the Preferred Value divided by the Common Value. The Company shall issue and deliver to such Holder a certificate or certificates for the number of full shares of Common Stock to which any such Holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of the Common Stock on the Merger Conversion Date.

         d. One-Time Conversion. Notwithstanding anything in this Section 3 to the contrary, if the Holder elects to convert any shares of this Series on any of the IPO Conversion Date, the Post-IPO Conversion Date or the Merger Conversion Date, it shall not have the right to convert any shares of this Series at any time after such applicable conversion date.

         e. No Fractional Shares. No fractional shares shall be issued upon conversion of shares of this Series into Common Stock and the number of shares of Common Stock shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon conversion of shares of this Series will be determined on the basis of the total number of shares of this Series that the Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         f. Reservation of Common Stock. The Company will reserve, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of this Series, sufficient shares of Common Stock to provide for the conversion of all such shares outstanding from time to time. All shares of Common Stock issued upon conversion of shares of this Series will be fully paid and nonassessable. The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion, except that the holder of the converted shares will pay any such tax which is due because the shares of Common Stock are issued in a name other than such holder's name.

4.       Voting.
         -------

         So long as any shares of this Series remain outstanding, consent of the Holders of at least a majority of the outstanding shares of this Series will be required for any action that would 1) amend or repeal any provision of the Company's Articles of Incorporation to change the rights of the shares of this Series, or increase or decrease the number of authorized shares of this Series;
2) create any new series or class of shares senior to or on a parity with this Series; 3) create any notes or other obligations convertible into, exchangeable for, or having the option rights to purchase shares of stock that are senior to or on a parity with the shares of

                              Page 8 to Addendum 1
this Series; or 4) reclassify any class or series of Common Stock into shares that are senior to or on a parity with the shares of this Series. The shares of this Series will have no other voting rights except to the extent required by law.

5.       Liquidation Rights.
         -------------------

         a. Upon the dissolution, liquidation or winding up of the Company or the Division, the Holder will be entitled to receive out of the assets of the Division available for distribution to shareholders, before any payment or distribution shall be made on the Common Stock or on any other class or series of stock of the Company ranking junior to this Series upon liquidation, (i) an amount equal to the Liquidation Price, (ii) an assignment of all of the Company's right, title and interest in and to, and the obligations relating to, the Pipeline and (iii) return of any unreturned capital contributions paid by the Holder under the Operating Agreement. The Holder will have no claim to any assets of the Company other than the assets of the Division as described herein. Written notice of such dissolution, liquidation or winding up, stating a payment date, the amount of such payment and the place where payment will be made shall be given by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the payment date stated therein to the Holder, such notice to be addressed to the Holder at its address as the same appears on the stock register of the Company. The Company will cooperate with the Holder in transferring the rights and obligations associated with the Pipeline to any entity designated by the Holder.

         b. Neither (i) the sale, lease or other transfer of all or substantially all the property or business of the Company, nor (ii) the merger, share exchange or consolidation of the Company into or with any other corporation or other business entity, nor (iii) the merger or consolidation of any other corporation or other business entity into or with the Company, nor
(iv) any winding up of the Division pursuant to Section 8.2 of the Operating Agreement, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

         c. After providing the Holder with the liquidation rights described in this Section 5, the Holder, as such holder, shall have no right or claim to any of the remaining assets of the Division.

6.       Redemption.
         -----------

         Upon an Event of Termination under subsections (a)(1), (a)(3) or (a)(5) of Section 8.2 of the Operating Agreement, the Company will redeem all outstanding shares of this Series by distributing to the Holder cash (or cash equivalents) or assets in kind in an aggregate amount equal to the Redemption Price. Written notice of the redemption will be given by first class mail, postage prepaid, to the address of the Holder as reflected on the stock register of the Company, mailed not less than ten, nor more than 30 days prior to the date fixed for redemption. Notice so mailed will be conclusively presumed to have been given, whether or not actually received. Such notice will state the redemption date, the redemption price and the place or places where certificates for shares of this Series will be surrendered for payment of the redemption price. If such notice is sent as provided above, and if the Company has set

                              Page 9 to Addendum 1
aside sufficient funds or assets (in a liquidation trust or otherwise) to redeem all outstanding shares of this Series, then on and after the redemption date, the shares of this Series will be deemed to be no longer outstanding and all rights thereunder will cease, except the right to receive the Redemption Price without interest upon surrender of the certificates representing such shares. In the event that no assets of the Division or FMN remain after all obligations thereof have been paid or provided for, the shares of this Series will nevertheless be redeemed in accordance with the procedures set forth in this Section, with the redemption price being zero.

         Upon an Event of Termination under any other subsection of Section 8.2 of the Operating Agreement, the shares of this Series will be redeemed in accordance with the procedures set forth in this Section, except that the Redemption Price shall be zero.

7.       Ranking.
         --------

         For purposes of this resolution, any stock of any class or classes or of any series of the Company shall be deemed to rank:

         a. senior to the shares of this Series, either as to dividends or liquidation preference, if the holders of such stock shall be entitled to the receipt of dividends or amounts distributable from the Division's assets, in preference or priority to the holders of shares of this Series;

         b. on a parity with shares of this Series, either as to dividends or liquidation preference, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or amounts distributable from the Division's assets, in proportion to their respective dividend rates or liquidation preferences, without preference or priority between the holders of such stock and the holders of shares of this Series;

         c. junior to shares of this Series, either as to dividends or liquidation preference with respect to the Division, if such class shall be Common Stock of the Company, Series A Preferred Stock of the Company, Series B Preferred Stock of the Company, Series C Preferred Stock of the Company, Series D Preferred Stock of the Company or if the holders of shares of this Series shall be entitled to the receipt of dividends or of amounts distributable from the Division's assets in preference or priority to the holders of such stock.

8.       Transfer and Reissuance.
         ------------------------

         a. All or any shares of this Series acquired by the Company, whether by conversion, redemption or otherwise, will be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series and may be transferred by the Company to any other person(s). However, for so long as such shares are held by the Company, and until such shares are transferred to another person, no dividends shall accrue with respect to such shares.

                             Page 10 to Addendum 1

         b. The number of shares of this Series available for issuance under this Designation at any time shall be the difference between the authorized number of shares designated in Section 1 and the number issued at such time, and no reduction shall be made for any shares of this Series acquired by the Company or converted into Common Stock under Section 3.

9. Notices to Company. All notices required to be given by the Holder to the Company hereunder shall, unless specified otherwise herein, be delivered to the Company's principal office at 8751 Broward Blvd., Fifth Floor, Plantation, FL 33324, Attention: Chief Executive Officer; provided, that the Company may provide the Holder with an alternative address for use hereunder, by delivering such address to the Holder in writing.



                             Page 11 to Addendum 1